EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Strong 2015 Results

12.9% Increase in FFO Per Share (19.0% Increase in 4Q)

Establishes 2016 FFO Guidance & Increases Cash Dividend by 5.9%

SAN DIEGO, Feb. 23, 2016 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the fourth quarter and year ended December 31, 2015.

4TH QUARTER 2015 HIGHLIGHTS

  GAAP net income of $7.5 million, or $0.07 per diluted share
  19.0% increase in Funds From Operations (FFO)(1) per diluted share to $0.25 (4Q’15 vs 4Q’14)
  $243.7 million of grocery-anchored shopping center acquisitions completed in 4Q’15
  $63.2 million of grocery-anchored shopping center acquisitions under contract in 1Q’16
  97.2% portfolio leased rate at December 31, 2015 (2nd consecutive year above 97%)
  5.6% increase in same-center cash net operating income (4Q’15 vs. 4Q’14)
  27.3% increase in same-space cash rents on new leases (12.9% increase on renewals)
  $146.1 million of operating partnership units issued to fund acquisitions
  33.2% debt-to-total market capitalization ratio at December 31, 2015
  4.0x interest coverage for 4Q’15
  $0.18 quarterly cash dividend declared in 1Q’16 (5.9% increase over previous dividend)

YEAR 2015 HIGHLIGHTS

  GAAP net income of $25.1 million, or $0.25 per diluted share
  12.9% increase in FFO(1) per diluted share to $0.96 (2015 vs 2014)
  $479.6 million of grocery-anchored shopping center acquisitions completed in 2015
  4.7% increase in same-center cash net operating income (2015 vs. 2014)
  1.3 million square feet of leases executed (new and renewed)
  40.3% increase in same-space cash rents on new leases (9.0% increase on renewals)
  $543.4 million of capital raised (equity, operating partnership units and unsecured debt)
  6.3% increase in cash dividends per share paid (2015 vs. 2014)

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(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "2015 proved to be ROIC’s strongest year to date, whereby we significantly exceeded many of the core growth and operating performance goals that we established at the outset of 2015.  We acquired a record $479.6 million of grocery-anchored shopping centers, thanks in-part to a very strong fourth quarter in which we successfully acquired $243.7 million.  In step with our portfolio growth, we continued to further our strong financial position, raising $543.4 million of capital during 2015 through a balance of equity and debt sources.  In terms of portfolio operations, we had another banner year in 2015, leasing approximately 1.3 million square feet, upwards of three times the amount of space that was originally scheduled to expire, achieving a very strong, 40.3% increase in same-space base rents on new leases.  As a result of all of our leasing activity, for the second year in a row we achieved a year-end portfolio lease rate above 97%.”  Tanz added, “As we now embark on another year, we are already underway with growing our portfolio, with $63.2 million of shopping center acquisitions under contract thus far in 2016, along with enhancing value through a myriad of ongoing leasing initiatives.  In summary, we look forward to capitalizing on the opportunities that lie ahead in 2016 with the objective of achieving another highly productive, successful year.”

FINANCIAL SUMMARY

For the three months ended December 31, 2015, GAAP net income applicable to common shareholders was $7.5 million, or $0.07 per diluted share, as compared to GAAP net income of $4.8 million, or $0.05 per diluted share for the three months ended December 31, 2014.  FFO for the fourth quarter 2015 was $25.9 million, or $0.25 per diluted share, as compared to $20.2 million in FFO, or $0.21 per diluted share for the fourth quarter of 2014, representing a 19.0% increase on a per diluted share basis.

For the twelve months ended December 31, 2015, GAAP net income attributable to common stockholders was $25.1 million, or $0.25 per diluted share, as compared to GAAP net income of $21.1 million, or $0.24 per diluted share for the twelve months ended December 31, 2014.  FFO for the year 2015 was $96.0 million, or $0.96 per diluted share, as compared to $74.6 million in FFO, or $0.85 per diluted share for the year 2014, representing a 12.9% increase on a per diluted share basis.

ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts.  A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At December 31, 2015, ROIC had a total market capitalization of approximately $3.0 billion with $991.4 million of debt outstanding, equating to a 33.2% debt-to-total market capitalization ratio.  ROIC’s debt outstanding was comprised of $62.6 million of mortgage debt and $928.8 million of unsecured debt, including $135.5 million outstanding on its unsecured credit facility.  For the fourth quarter 2015, ROIC’s interest coverage was 4.0 times and 96.2% of its portfolio was unencumbered (based on gross leaseable area) at December 31, 2015.

2015 ACQUISITION SUMMARY

During 2015, ROIC completed a total of $479.6 million of grocery-anchored shopping center acquisitions, encompassing approximately 1.3 million square feet. Included in the $479.6 million of acquisitions for 2015, during the fourth quarter ROIC acquired five grocery-anchored shopping centers, totaling $243.7 million, encompassing approximately 518,000 square feet.

Johnson Creek Center

In November 2015, ROIC acquired Johnson Creek Center for $32.1 million.  The shopping center is approximately 109,000 square feet and is anchored by Trader Joe’s and Walgreens.  The property is located in Happy Valley, Oregon, within the Portland metropolitan area, and is currently 100% leased.

Iron Horse Plaza

In December 2015, ROIC acquired Iron Horse Plaza for $44.4 million.  The shopping center is approximately 62,000 square feet and is anchored by Lunardi’s Markets, a San Francisco based grocer.  The property is located in Danville, California, within the San Francisco metropolitan area, and is currently 100% leased.

Sternco Shopping Center

In December 2015, ROIC acquired Sternco Shopping Center for $49.0 million.  The shopping center is approximately 114,000 square feet and is anchored by Asian Food Center, a Seattle based grocer.  The property is located in Bellevue, Washington, within the Seattle metropolitan area, and is currently 100% leased.

Four Corner Square

In December 2015, ROIC acquired Four Corner Square for $41.9 million.  The shopping center is approximately 120,000 square feet and is anchored by Grocery Outlet Supermarket, a West Coast based grocer, and Walgreens.  The property is located in Maple Valley, Washington, within the Seattle metropolitan area, and is currently 94.8% leased.

Warner Plaza

In December 2015, ROIC acquired Warner Plaza for $76.3 million.  The shopping center is approximately 114,000 square feet and is anchored by Sprouts Market.  The property is located in Woodland Hills,  California, within the Los Angeles metropolitan area, and is currently 87.9% leased.

1ST QUARTER 2016 ACQUISITION ACTIVITY

ROIC currently has a binding contract to acquire a two-property portfolio for $63.2 million.  ROIC expects to fund the acquisition through the assumption of approximately $16.9 million of existing debt and approximately $46.3 million of ROIC common equity in the form of operating partnership units, based on the ten-day average closing price of ROIC common shares prior to the closing date of the pending acquisition.

Magnolia Shopping Center

Magnolia Shopping Center is approximately 116,000 square feet and is anchored by Kroger (Ralph’s)  Supermarket.  The property is located in Santa Barbara, California and is currently 97.7% leased.

Casitas Plaza Shopping Center

Casitas Plaza Shopping Center is approximately 97,000 square feet and is anchored by Albertson’s Supermarket and CVS Pharmacy.  The property is located in Carpinteria, California, within Santa Barbara County, and is currently 100% leased.

PROPERTY OPERATIONS SUMMARY

At December 31, 2015, ROIC’s portfolio was 97.2% leased, representing the second consecutive year of achieving a year-end lease rate above 97%.  For the fourth quarter of 2015, same-center net operating income (NOI) was $29.5 million, as compared to $27.9 million in same-center NOI for the fourth quarter of 2014, representing a 5.6% increase.  The fourth quarter comparison of same-center NOI includes all of the properties owned by ROIC as of October 1, 2014, totaling 58 shopping centers.  For the year 2015, same-center NOI was $95.1 million, as compared to same-center NOI of $90.8 million for 2014, representing a 4.7% increase.  The year comparison of same-center NOI includes all of the properties owned by ROIC as of January 1, 2014, totaling 53 shopping centers.  ROIC reports same-center NOI on a cash basis.  A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.

During the fourth quarter 2015, ROIC executed 72 leases, totaling 245,730 square feet, achieving an 18.1% increase in same space comparative base rent, including 35 new leases, totaling 124,108 square feet, achieving a 27.3% increase in same-space comparative base rent, and 37 renewed leases, totaling 121,622 square feet, achieving a 12.9% increase in base rent.  For the full year 2015, ROIC executed 348 leases, totaling approximately 1.3 million square feet, achieving a 19.0% increase in same-space comparative base rent, including 159 new leases, totaling 554,314 square feet, achieving a 40.3% increase in same-space comparative base rent, and 189 renewed leases, totaling 699,390 square feet, achieving a 9.0% increase in base rent.  ROIC reports same-space comparative base rents on a cash basis.

CAPITAL MARKETS SUMMARY

During 2015, ROIC raised a total of $543.4 million of capital.  ROIC issued a total of approximately 6.1 million shares of common stock, through a combination of its ATM program and an underwritten public offering of common stock, at an average price of $16.70 per share, generating approximately $97.2 million in net proceeds.  In September 2015, ROIC closed on a new $300 million unsecured term loan.  The new loan has an initial maturity date of January 31, 2019, with two one-year extension options, and bears interest at a rate of LIBOR plus 110 basis points.  In December 2015, ROIC funded certain shopping center acquisitions in part with ROIC common equity in the form of operating partnership units.  In total, ROIC issued approximately 8.45 million of operating partnership units, based on a value of $17.29 per unit, on average, equating to approximately $146.1 million.

CASH DIVIDEND

On December 29, 2015, ROIC distributed a $0.17 per share cash dividend.  During 2015, ROIC distributed quarterly cash dividends totaling $0.68 per share for the year, representing a 6.3% increase as compared to dividends paid during 2014.

On February 23, 2016, ROIC’s board of directors declared a cash dividend of $0.18 per share, payable on March 30, 2016 to stockholders of record on March 16, 2016.  The $0.18 per share dividend represents a 5.9% increase as compared to ROIC’s previous dividend.

2016 FFO GUIDANCE

ROIC is establishing FFO guidance for 2016 to be within the range of $1.00 to $1.04 per diluted share, and GAAP net income to be within the range of $0.34 to $0.36 per diluted share.  The following table provides a reconciliation of GAAP net income to FFO.

	Year ending December 31, 2016
	Low End	High End

GAAP net income applicable to common stockholders	$38,898	$40,454
Plus:
Depreciation & Amortization	74,102	77,066
Funds From Operations (FFO) applicable to common	$113,000	$117,520
stockholders
Diluted Shares	113,000	113,000
Earnings per share (diluted)	$0.34	$0.36
FFO per share (diluted)	$1.00	$1.04

ROIC’s estimates are based on numerous underlying assumptions.  ROIC’s management will discuss the company’s guidance and underlying assumptions on its February 24, 2016 conference call.  ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on Wednesday, February 24, 2016 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time.  Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 94066082. A live webcast will also be available in listen-only mode at http://www.roireit.net/.  The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on February 24, 2016 and will be available until 11:59 p.m. Eastern Time on March 2, 2016. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 94066082. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ:ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of December 31, 2015, ROIC owned 73 shopping centers encompassing approximately 8.6 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements.   Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2015	2014
ASSETS
Real Estate Investments:
Land	$669,307	$550,078
Building and improvements	1,627,310	1,235,820
	2,296,617	1,785,898
Less: accumulated depreciation	134,311	88,173
Real Estate Investments, net	2,162,306	1,697,725
Cash and cash equivalents	8,844	10,773
Restricted cash	227	514
Tenant and other receivables, net	28,652	23,025
Deposits	500	4,500
Acquired lease intangible assets, net of accumulated amortization	66,942	71,433
Prepaid expenses	1,953	2,454
Deferred charges, net of accumulated amortization	39,316	39,731
Other	1,895	1,541
Total assets	$2,310,635	$1,851,696

LIABILITIES AND EQUITY
Liabilities:
Term loan	$300,000	$—
Credit facility	135,500	156,500
Senior Notes Due 2024	246,809	246,521
Senior Notes Due 2023	246,518	246,174
Mortgage notes payable	62,605	94,183
Acquired lease intangible liabilities, net of accumulated amortization	124,861	118,359
Accounts payable and accrued expenses	13,205	12,173
Tenants' security deposits	5,085	3,961
Other liabilities	11,036	11,043
Total liabilities	1,145,619	888,914

Commitments and contingencies	—	—

Non-controlling interests - redemable OP Units	$33,674	$—

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 99,531,034 and 92,991,333 shares issued and outstanding at December 31, 2015 and 2014, respectively	10	9
Additional paid-in-capital	1,166,395	1,013,561
Dividends in excess of earnings	(122,991)	(80,976)
Accumulated other comprehensive loss	(6,743)	(8,882)
Total Retail Opportunity Investments Corp. stockholders' equity	1,036,671	923,712
Non-controlling interests	94,671	39,070
Total equity	1,131,342	962,782
Total liabilities and equity	$2,310,635	$1,851,696

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues
Base rents	$39,738	$32,612	$148,622	$119,842
Recoveries from tenants	10,753	8,808	40,562	32,945
Other income	794	323	3,515	3,077
Total revenues	51,285	41,743	192,699	155,864

Operating expenses
Property operating	7,411	6,974	28,475	25,036
Property taxes	5,339	4,387	19,690	15,953
Depreciation and amortization	18,390	15,449	70,957	58,435
General and administrative expenses	3,263	2,876	12,650	11,200
Acquisition transaction costs	458	307	965	961
Other expenses	120	100	627	505
Total operating expenses	34,981	30,093	133,364	112,090

Operating income	16,304	11,650	59,335	43,774
Non-operating income (expenses)
Interest expense and other finance expenses	(8,836)	(6,898)	(34,243)	(27,593)
Gain on sale of real estate	—	—	—	4,869
Net income	7,468	4,752	25,092	21,050
Net income attributable to non-controlling interest	(547)	(165)	(1,228)	(749)
Net Income Attributable to Retail Opportunity Investments Corp.	$6,921	$4,587	$23,864	$20,301

Net income per share - basic:	$0.07	$0.05	$0.25	$0.24

Net income per share - diluted:	$0.07	$0.05	$0.25	$0.24

Dividends per common share	$0.17	$0.16	$0.68	$0.64

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net income attributable to ROIC	$6,921	$4,587	$23,864	$20,301
Plus: Depreciation and amortization	18,390	15,449	70,957	58,435
Gain on sale of real estate	—	—	—	(4,869)
Funds from operations - basic	25,311	20,036	94,821	73,867
Net income attributable to non-controlling interests	547	165	1,228	749
Funds from operations - diluted	$25,858	$20,201	$96,049	$74,616

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change

Number of shopping centers included in same-center analysis	58	58			53	53
Same-center occupancy	97.3%	98.0%		(0.7%)	96.8%	97.6%		(0.8%)

Revenues:
Base rents	$30,141	$28,719	$1,422	5.0%	$99,521	$95,648	$3,873	4.0%
Percentage rent	754	677	77	11.4%	1,067	1,457	(390)	(26.8%)
Recoveries from tenants	9,197	9,161	36	0.4%	30,341	29,421	920	3.1%
Other property income	520	243	277	114.0%	1,242	748	494	66.0%
Total Revenues	40,612	38,800	1,812	4.7%	132,171	127,274	4,897	3.8%

Operating Expenses
Property operating expenses	$6,508	$6,148	$360	5.9%	$22,121	$21,173	$948	4.5%
Bad debt expense	188	438	(250)	(57.1%)	906	1,586	(680)	(42.9%)
Property taxes	4,463	4,324	139	3.2%	14,086	13,729	357	2.6%
Total Operating Expenses	11,159	10,910	249	2.3%	37,113	36,488	625	1.7%

Same-Center Cash Net Operating Income	$29,453	$27,890	$1,563	5.6%	$95,058	$90,786	$4,272	4.7%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Same-Center Cash Net Operating Income	$29,453	$27,890	$95,058	$90,786
Adjustments
Depreciation and amortization	(18,390)	(15,449)	(70,957)	(58,435)
General and administrative expenses	(3,263)	(2,876)	(12,650)	(11,200)
Acquisition transaction costs	(458)	(307)	(965)	(961)
Other expense	(120)	(100)	(627)	(505)
Property revenues and expenses (1)	3,754	2,246	16,223	11,573
Non same-center cash NOI	5,328	246	33,253	12,516

GAAP operating income	$16,304	$11,650	$59,335	$43,774

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(1) Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES

Funds from operations (“FFO”), is a widely‑recognized non‑GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance.  FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP.  The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties.  The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties.  The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs.  Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP.  The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments.  Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions.  Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Bulot, Investor Relations
858-255-4913
abulot@roireit.net